Exhibit 99.1

Riverbed Technology Reports Record Fourth Quarter and Full Year 2011 Revenue and

Profits

Q4’11 revenue increases 23% year-over-year and 7% sequentially

Riverbed Technology (NASDAQ:RVBD), the IT performance company, today reported financial results for its fourth quarter (Q4’11) and fiscal year ended December 31, 2011.

Total GAAP revenue for Q4’11 was $203 million, an increase of 7% from $190 million reported in the third quarter of fiscal year 2011 (Q3’11) and an increase of 23% from $165 million reported in the fourth quarter of fiscal year 2010 (Q4’10). For fiscal year 2011, GAAP revenue was $726 million, up 32% from $552 million in fiscal year 2010. GAAP net income for Q4’11 was $20 million, or $0.12 per diluted share. This compares to GAAP net income of $19 million, or $0.12 per share, in Q3’11 and $13 million, or $0.08 per share, in Q4’10. GAAP net income for 2011 was $64 million, or $0.38 per diluted share, compared to GAAP net income of $34 million, or $0.22 per diluted share, in 2010.

Non-GAAP revenue for Q4’11 was $204 million, an increase of 7% from $191 million reported in Q3’11, and an increase of 23% from $165 million reported in Q4’10. For fiscal year 2011, non-GAAP revenue was $728 million, up 32% from $552 million in fiscal year 2010. Non-GAAP net income for Q4’11 was $41 million, or $0.25 per diluted share. This compares to non-GAAP net income for Q3’11 of $40 million, or $0.24 per diluted share, and non-GAAP net income for Q4’10 of $32 million, or $0.19 per diluted share. Non-GAAP net income for 2011 was $150 million, or $0.90 per diluted share, which compares to non-GAAP net income of $92 million, or $0.59 per diluted share in 2010.

“2011 was a year of tremendous achievement for Riverbed® and a year in which we expanded our addressable market through new innovations, strategic acquisitions and partnerships. For the full year, revenue increased 32% while our non-GAAP net income grew 62% over 2010,” said Jerry M. Kennelly, Riverbed president and CEO. “We believe we are in the strongest strategic and competitive position in our history. Adding to that, early in 2012 we will be entering what we believe will be Riverbed’s most exciting and important product cycle yet.”

“The business has been executing well and fourth quarter revenue growth was fueled by strong enterprise sales in both the U.S. and EMEA,” added Randy S. Gottfried, Riverbed Chief Financial Officer. “Despite higher disk drive costs resulting from recent Thai floods, we reported strong gross and operating margins in the fourth quarter. We believe our past investments in our core and new products will continue to yield solid revenue and profit growth in 2012.”

2011 Business Highlights

•	Awarded IDG’s InfoWorld 2011 Technology of the Year Award in the Best WAN Accelerator category for the sixth consecutive time.

•

Received certification under the J.D. Power and Associates Certified Technology Service & Support (CTSS) program and the Technology Service Industry Association’s (TSIA) Excellence in Service Operations. Riverbed is one of a select few companies to receive this distinction for global certification under both the J.D. Power and Associates CTSS and the TSIA Excellence in Service Operations program in the same year.

•	Announced with Akamai the intention to develop a joint application acceleration solution for hybrid cloud networks and SAAS applications.

•

Introduced Riverbed Stingray(TM), a new portfolio of asymmetric software- and virtual-based offerings, including application delivery controllers, web content optimization and Web application firewalls based on technologies acquired from Zeus Technology and Aptimize Limited.

•

Launched Riverbed Optimization System (RiOS®) 7.0, expanding optimizations to include native support for HTTP video, UDP, and IPv6. Also included enhanced optimizations for virtual desktop infrastructure, Quality of Service, and integrated Cascade® Shark functionality into the Steelhead® appliance to deliver on-demand packet capture and analysis.

•	Introduced Cascade 9.0, providing customers with fine-grained classification of traffic, including advanced Layer-7 awareness and a single business-level performance view of applications and services.

•	Integrated the application-aware functionality of Cascade Profiler(TM) with the Cascade Shark(TM) network traffic recording appliance and Cascade Pilot(TM) network analysis software.

•	Expanded the ecosystem for Riverbed Whitewater® to include more than 15 cloud storage, backup software, and critical database protection solutions.

•

Extended the Riverbed solutions available through the EMC Select Program to include all Steelhead Appliance models, Steelhead Mobile, Riverbed Services Platform, Central Management Controller, Interceptor®, and all Cascade products.

Conference Call

Riverbed will host a conference call today, January 26, 2012, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its fourth quarter and full year 2011 results and outlook for 2012. The call will be broadcast live over the Internet at www.riverbed.com/investors. A replay of the conference call will also be available via webcast at www.riverbed.com/investors for 12 months.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including non-GAAP support and service revenue, non-GAAP revenue, non-GAAP gross profit, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net income and net income per share, non-GAAP gross margin and non-GAAP operating margin, that we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “GAAP to Non-GAAP Reconciliations.” Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax effects, adjustments related to our tax valuation allowance and the interim tax cost of the one-time transfer of intellectual property rights between Riverbed legal entities:

Support deferred revenue: Business combination accounting rules require us to account for the fair value of support contracts assumed in connection with our acquisitions. The book value of the acquisition deferred support revenue was reduced by $4 million in the adjustment to fair value. Because these are typically one-year contracts, our GAAP revenues for an one year period subsequent to the acquisition of a business do not reflect the full amount of service revenues on assumed support contracts that would have otherwise been recorded by the acquired entity. The non-GAAP adjustment is intended to reflect the full amount of such revenues. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on support contracts, although we cannot be certain that customers will renew these contracts.

Stock-based compensation expenses: We have excluded the effect of stock-based compensation and related payroll tax expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP net income. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.

Acquisition related and other expenses: We incur significant expenses in connection with our acquisitions and also incurred certain other operating expenses, which we would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses consist of transaction costs, costs for transitional employees, other acquired employee related retention costs, integration related professional services, adjustments to the fair value of the acquisition related contingent consideration, adjustments to the fair value of inventory, and foreign exchange losses on the acquisition related contingent consideration. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

Forward-Looking Statements

This press release contains forward-looking statements, including statements relating to our strategic and competitive position, our upcoming product cycle, and our expectations regarding revenue and profit growth in 2012. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; difficulties encountered in integrating new or acquired businesses and technologies; the inability to identify and realize the anticipated benefits of acquisitions; the expense and impact of legal proceedings; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed’s business are set forth in our Form 10-K filed with the SEC for the period ended December 31, 2010, and our subsequent Forms 10-Q filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. Riverbed reserves the right to modify future product plans at any time.

About Riverbed

Riverbed delivers performance for the globally connected enterprise. With Riverbed, enterprises can successfully and intelligently implement strategic initiatives such as virtualization, consolidation, cloud computing, and disaster recovery without fear of compromising performance. By giving enterprises the platform they need to understand, optimize and consolidate their IT, Riverbed helps enterprises to build a fast, fluid and dynamic IT architecture that aligns with the business needs of the organization. Additional information about Riverbed (NASDAQ: RVBD) is available at www.riverbed.com.

Riverbed and any Riverbed product or service name or logo used herein are trademarks of Riverbed Technology, Inc. All other trademarks used herein belong to their respective owners.

INVESTOR RELATIONS CONTACT

Renee Lyall

Riverbed Technology

415-247-6353

renee.lyall@riverbed.com

###

Riverbed Technology, Inc.

GAAP Condensed Consolidated Statements of Operations

In thousands, except per share amounts

Unaudited

	Three months ended December 31,		Twelve months ended December 31,
	2011	2010	2011	2010
Revenue:
Product	$140,303	$118,194	$501,376	$380,277
Support and services	62,532	47,239	225,100	171,612

Total revenue	202,835	165,433	726,476	551,889

Cost of revenue:
Cost of product	30,764	24,865	105,150	81,998
Cost of support and services	19,292	14,274	68,925	50,750

Total cost of revenue	50,056	39,139	174,075	132,748

Gross profit	152,779	126,294	552,401	419,141

Operating expenses:
Sales and marketing	77,606	66,477	272,635	225,052
Research and development	33,714	25,617	122,964	87,117
General and administrative	15,750	12,989	59,699	47,382
Acquisition-related costs	1,087	618	5,211	3,343

Total operating expenses	128,157	105,701	460,509	362,894

Operating profit	24,622	20,593	91,892	56,247

Other income (expense), net	(534)	41	154	724

Income before provision for income taxes	24,088	20,634	92,046	56,971
Provision for income taxes	3,934	8,023	28,239	22,813

Net income	$20,154	$12,611	$63,807	$34,158

Net income per share, basic	$0.13	$0.08	$0.41	$0.24
Net income per share, diluted	$0.12	$0.08	$0.38	$0.22

Shares used in computing basic net income per share	155,699	149,058	154,411	145,012
Shares used in computing diluted net income per share	166,838	163,359	166,900	155,999

Riverbed Technology, Inc.

Condensed Consolidated Balance Sheets

In thousands

	December 31,	December 31,
	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$215,476	$165,726
Short-term investments	254,753	259,245
Trade receivables, net	78,016	50,726
Inventory	11,437	15,180
Deferred tax assets	16,783	20,832
Prepaid expenses and other current assets	35,078	30,958

Total current assets	611,543	542,667

Long-term investments	123,134	76,169
Fixed assets, net	29,277	21,522
Goodwill	117,474	25,653
Intangible assets, net	68,274	30,789
Deferred tax assets, non-current	56,708	35,775
Other assets	24,789	3,506

Total assets	$1,031,199	$736,081

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$35,341	$27,015
Accrued compensation and related benefits	61,256	32,915
Other accrued liabilities	42,959	18,813
Deferred revenue	121,131	89,026

Total current liabilities	260,687	167,769

Deferred revenue, non-current	36,248	26,511
Other long-term liabilities	23,200	4,381

Total long-term liabilities	59,448	30,892

Stockholders’ equity:
Common stock	631,921	518,052
Retained earnings	83,116	19,309
Accumulated other comprehensive income (loss)	(3,973)	59

Total stockholders’ equity	711,064	537,420

Total liabilities and stockholders’ equity	$1,031,199	$736,081

Riverbed Technology, Inc.

Condensed Consolidated Statements of Cash Flows

In thousands

Unaudited

	Twelve months ended December 31,
	2011	2010
Operating activities:
Net income	$63,807	$34,158
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,474	15,855
Stock-based compensation	89,734	70,801
Deferred taxes	(24,693)	(11,851)
Excess tax benefit from employee stock plans	(50,673)	(27,538)
Changes in operating assets and liabilities:
Trade receivables	(23,294)	(1,026)
Inventory	3,742	(4,414)
Prepaid expenses and other assets	(21,900)	(13,515)
Accounts payable	7,259	8,392
Accruals and other liabilities	46,293	23,379
Acquisition-related contingent consideration	1,323	(5,249)
Income taxes payable	50,993	27,436
Deferred revenue	41,843	29,087

Net cash provided by operating activities	208,908	145,515

Investing activities:
Capital expenditures	(18,059)	(10,690)
Purchase of available for sale securities	(616,592)	(526,051)
Proceeds from maturities of available for sale securities	401,795	404,767
Proceeds from sales of available for sale securities	169,123	43,862
Acquisitions, net of cash acquired	(120,537)	(26,885)

Net cash used in investing activities	(184,270)	(114,997)

Financing activities:
Acquisition-related contingent consideration	—	(9,909)
Proceeds from issuance of common stock under employee stock plans, net of repurchases	55,830	64,295
Cash used to net share settle equity awards	(47,648)	(12,331)
Payments for repurchases of common stock	(35,040)	—
Payment of debt assumed in acquisition	—	(2,244)
Excess tax benefit from employee stock plans	50,673	27,538

Net cash provided by financing activities	23,815	67,349
Effect of exchange rate changes on cash and cash equivalents	1,297	110

Net increase in cash and cash equivalents	49,750	97,977
Cash and cash equivalents at beginning of period	165,726	67,749

Cash and cash equivalents at end of period	$215,476	$165,726

Riverbed Technology, Inc.

Supplemental Financial Information

In thousands

Unaudited

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
	2011	2011	2010	2011	2010
Revenue by Geography

United States	$108,976	$106,326	$91,661	$402,157	$294,631
Europe, Middle East and Africa	58,501	49,847	42,987	187,425	149,647
Rest of the world	35,358	33,610	30,785	136,894	107,611

Total revenue	$202,835	$189,783	$165,433	$726,476	$551,889

As a percentage of total revenues:
United States	54%	56%	55%	55%	53%
Europe, Middle East and Africa	29%	26%	26%	26%	27%
Rest of the world	17%	18%	19%	19%	20%

Total revenue	100%	100%	100%	100%	100%

Revenue by Sales Channel

Direct	$7,599	$7,068	$7,526	$32,627	$31,525
Indirect	195,236	182,715	157,907	693,849	520,364

Total revenue	$202,835	$189,783	$165,433	$726,476	$551,889

As a percentage of total revenues:
Direct	4%	4%	5%	4%	6%
Indirect	96%	96%	95%	96%	94%

Total revenue	100%	100%	100%	100%	100%

Riverbed Technology, Inc.

GAAP to Non-GAAP Reconciliation

In thousands, except per share amounts

Unaudited

	Three months ended			Twelve months ended
GAAP to Non-GAAP Reconciliations:	December 31,	September 30,	December 31,	December 31,
	2011	2011	2010	2011	2010
Reconciliation of Total revenue:
U.S. GAAP as reported	$202,835	$189,783	$165,433	$726,476	$551,889
Adjustments:
Deferred revenue adjustment (6)	1,189	813	—	2,002	—

As adjusted	$204,024	$190,596	$165,433	$728,478	$551,889

Reconciliation of Net income:
U.S. GAAP as reported	$20,154	$19,325	$12,611	$63,807	$34,158
Adjustments:
Stock-based compensation (1)	21,734	22,504	20,305	89,734	70,801
Payroll tax on stock-based compensation (2)	3,565	234	1,634	7,465	3,147
Amortization on intangibles (3)	4,858	3,968	1,815	13,120	5,400
Acquisition-related costs (5)	3,400	4,681	1,104	10,853	5,260
Inventory fair value adjustment (4)	—	120	376	359	376
Deferred revenue adjustment (6)	1,189	813	—	2,002	—
Income tax adjustments (7)	(13,787)	(11,565)	(6,114)	(37,375)	(26,758)

As adjusted	$41,113	$40,080	$31,731	$149,965	$92,384

Reconciliation of Net income per share, diluted:
U.S. GAAP as reported	$0.12	$0.12	$0.08	$0.38	$0.22
Adjustments:
Stock-based compensation (1)	0.13	0.14	0.12	0.54	0.46
Payroll tax on stock-based compensation (2)	0.02	—	0.01	0.04	0.02
Amortization on intangibles (3)	0.03	0.02	0.01	0.08	0.03
Acquisition-related costs (5)	0.02	0.03	0.01	0.07	0.03
Deferred revenue adjustment (6)	0.01	—	—	0.01	—
Income tax adjustments (7)	(0.08)	(0.07)	(0.04)	(0.22)	(0.17)

As adjusted	$0.25	$0.24	$0.19	$0.90	$0.59

Non-GAAP Net income per share, basic	$0.26	$0.26	$0.21	$0.97	$0.64
Non-GAAP Net income per share, diluted	$0.25	$0.24	$0.19	$0.90	$0.59
Shares used in computing basic net income per share (8)	155,699	155,367	149,058	154,411	145,012
Shares used in computing diluted net income per share (8)	166,838	167,031	163,359	166,900	155,999
Non-GAAP adjustments:
Support and services revenue	$1,189	$813	$—	$2,002	$—
Cost of product	3,781	3,250	1,838	10,991	4,461
Cost of support and services	1,793	1,604	1,719	7,001	5,805
Sales and marketing	12,063	10,593	9,287	43,478	33,010
Research and development	8,688	7,699	6,846	32,457	21,621
General and administrative	5,534	5,148	4,926	21,301	16,744
Other acquisition costs	1,087	2,732	618	5,211	3,343
Other expense (9)	611	481	—	1,092	—
Provision for income taxes	(13,787)	(11,565)	(6,114)	(37,375)	(26,758)

Total Non-GAAP adjustments	$20,959	$20,755	$19,120	$86,158	$58,226

(1)	Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, Compensation - Stock Compensation effective January 1, 2006.
(2)	Payroll tax on stock-based compensation represents the incremental cost for employer payroll taxes on stock option exercises and restricted stock units vested and released.
(3)	The intangible assets recorded at fair value as a result of our acquisition are amortized over the estimated useful life of the respective asset.
(4)	The inventory fair value adjustment recorded pursuant to our acquisition is excluded from our non-GAAP operating expenses as this cost would not have otherwise occurred in the period presented.
(5)	We incurred expenses in connection with our acquisitions, which would not have otherwise occurred in the period presented as part of our operating expenses; therefore, these costs or credits are excluded from our non-GAAP operating expenses.
(6)	Business combination accounting rules require us to account for the fair value of deferred revenue assumed in connection with an acquisition. The non-GAAP adjustment is intended to reflect the full amount of support and service revenue that would have otherwise been recorded by the acquired entity.
(7)	The non-GAAP tax rate excludes the income tax effects of non-GAAP adjustments. Additionally, the non-GAAP tax rate includes adjustments to our tax valuation allowance on deferred tax assets and excludes the interim tax cost of the one-time transfer of intellectual property rights between our legal entities.
(8)	Shares used in computing basic and diluted net income per share is reflective of the stock split for all periods presented.
(9)	We incurred expenses, including revaluation of the contingent consideration, in connection with our acquisitions, which would not have otherwise occurred in the period presented as part of our other income (expense); therefore, these costs are excluded from our non-GAAP other income (expense).